UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated 2018 Employee Stock Incentive Plan and Updated Award Agreements

On August 18, 2025, the board of directors (the “Board”) of XTI Aerospace, Inc. (the “Company”) approved the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan (the “Amended and Restated Plan”) to, among other things, (i) restate and integrate all prior amendments thereto, (ii) provide that the Board may authorize one or more of the Company’s officers to (x) designate employees, consultants, vendors, or other individuals having a business relationship with the Company or its subsidiaries to be recipients of awards granted pursuant to the Amended and Restated Plan and (y) determine the number of shares of common stock subject to such awards, provided that the Board must specify the total number of shares of common stock that may be subject to the awards granted by such officer and such officer may not grant an award to himself or herself, (iii) provide that the Committee (as defined in the Amended and Restated Plan) may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Amended and Restated Plan, and (iv) make certain other administrative, technical, clarifying and conforming changes.

On the same date, the Board adopted new forms of award agreements with respect to grants of incentive stock options, non-qualified stock options, restricted stock and restricted stock units pursuant to the Amended and Restated Plan. The forms of award agreements have been updated to align with the Amended and Restated Plan and to include other ministerial and conforming changes.

The foregoing description of the Amended and Restated Plan and new forms of award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, form of Incentive Stock Option Agreement, form of Non-Qualified Stock Option Agreement, form of Restricted Stock Award Agreement and form of Restricted Stock Unit Award Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Delegation of Authority to Chief Financial Officer to Grant Equity Awards

On August 18, 2025, the Board allocated an equity pool of 10,000,000 shares of common stock (the “Equity Pool”) out of 72,906,959 shares of common stock available for future issuance under the Amended and Restated Plan and granted the Company’s Chief Financial Officer the authority to grant stock options and restricted stock units from the Equity Pool to one or more of the Company’s employees, consultants, vendors, or other individuals having a business relationship with the Company or its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan
10.2*	Form of Incentive Stock Option Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan
10.3*	Form of Non-Qualified Stock Option Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan
10.4*	Form of Restricted Stock Award Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan
10.5*	Form of Restricted Stock Unit Award Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: August 21, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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